                                                                   Exhibit 99.1

IWO HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                                                   September 30,  December 31,
                                                                                                   ------------   -----------
                                                                                                       2002           2001
                                                                                                       ----           ----
                                                                                                    (Unaudited)     (Note 1)
                                        Assets

Current assets:
      Cash and cash equivalents                                                                       $   3,695    $   3,394
      Investment securities at amortized cost - held to maturity                                         33,995       56,519
      Restricted cash and US Treasury securities at amortized cost - held to maturity                    22,957       33,858
      Subscriber receivables, net                                                                        10,517       10,001
      Inventory                                                                                           3,612        4,375
      Prepaid expenses and other assets                                                                   3,420        6,790
                                                                                                      ---------    ---------

      Total current assets                                                                               78,196      114,937

Restricted cash and US Treasury securities at amortized cost - held to maturity                          18,028       27,861
Property and equipment, net                                                                             184,659      176,226
Goodwill and other intangibles, net                                                                     491,426       52,702
Note receivable                                                                                             174          194
Other assets                                                                                             22,283       24,040
Investment securities at amortized cost - held to maturity                                                   --       17,161
                                                                                                      ---------    ---------

Total assets                                                                                          $ 794,766    $ 413,121
                                                                                                      =========    =========

                         Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                                                                $  10,409    $  16,264
      Accrued expenses                                                                                   30,988       43,463
                                                                                                      ---------    ---------

      Total current liabilities                                                                          41,397       59,727

Deferred tax liability                                                                                   19,841           --

Long term obligations                                                                                   336,694      297,407

Stockholders' equity:
      Common stock                                                                                            1          377
      Treasury stock at cost                                                                                 --         (598)
      Additional paid in capital                                                                        446,449      184,305
      Retained deficit                                                                                  (49,616)    (128,097)
                                                                                                      ---------    ---------
      Total stockholders' equity                                                                        396,834       55,987
                                                                                                      ---------    ---------

Total liabilities and stockholders' equity                                                            $ 794,766    $ 413,121
                                                                                                      =========    =========

     See accompanying notes to condensed consolidated financial statements.

IWO HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)

(Unaudited)                                   Three month periods                          Nine month periods
                                              -------------------                          ------------------
                                         Three months    Three months                         April 1, 2002      Nine months
                                                ended           ended      January 1, 2002          through            ended
                                            September       September    through March 31,    September 30,    September 30,
                                             30, 2002        30, 2001                 2002             2002             2001
                                             --------        --------                 ----             ----             ----
Revenues:
  Subscriber                                $  28,970        $  19,231           $  25,965        $  57,397        $  48,563
  Roaming                                      11,806           10,929               7,014           20,914           23,945
  Merchandise sales                             1,881            2,366               2,554            3,915            5,231
  Other revenue                                    11                6                   3               18                6
                                            ---------        ---------           ---------        ---------        ---------

  Total revenue                                42,668           32,532              35,536           82,244           77,745
Expense:
  Cost of service                              18,325           18,300              17,532           37,162           46,228
  Merchandise cost of sales                     2,741            4,646               4,577            5,449            8,894
  General and administrative                   14,347            8,183              19,382           26,313           22,382
  Sales and marketing                          11,421            8,717               8,519           20,059           19,917
  Non-cash stock compensation                      --               26                  --               --              334
  Depreciation and amortization                15,326            4,924               5,714           30,031           13,492
                                            ---------        ---------           ---------        ---------        ---------
Total operating expense                        62,160           44,796              55,724          119,014          111,247
                                            ---------        ---------           ---------        ---------        ---------
Operating loss                                (19,492)         (12,264)            (20,188)         (36,770)         (33,502)
Other expense:
  Interest expense, net                        (8,889)          (5,822)             (6,648)         (17,350)         (16,011)
                                            ---------        ---------           ---------        ---------        ---------
Loss before income tax benefit                (28,381)         (18,086)            (26,836)         (54,120)         (49,513)
Income tax benefit                              1,882               --                  --            4,504               --
                                            ---------        ---------           ---------        ---------        ---------
Net loss                                    $ (26,499)       $ (18,086)          $ (26,836)       $ (49,616)       $ (49,513)
                                            =========        =========           =========        =========        =========

     See accompanying notes to condensed consolidated financial statements.

IWO HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(Unaudited)

                                                                                   April 1,         Nine
                                                                   January 1,          2002       months
                                                                 2002 through       through        ended
                                                                    March 31,     September    September
                                                                         2002      30, 2002     30, 2001
                                                                 ------------     ---------    ---------
Cash flows from operating activities
------------------------------------
Net cash used in operating activities
                                                                 $    (14,868)    $ (30,536)   $ (32,165)

Cash flows from investing activities
------------------------------------

Release of restricted cash and US Treasury securities                  10,717        10,682      (53,057)
Payments for the purchase of equipment                                (29,144)      (40,737)     (64,188)
Proceeds on maturities of marketable securities                         6,000        33,167       28,079
Purchase of marketable securities                                         ---           ---     (105,328)
                                                                 ------------     ---------    ---------

Net cash (used in) provided by investing activities                   (12,427)        3,112     (194,494)

Cash flows from financing activities
------------------------------------

Proceeds from long-term debt                                           40,000        30,000      220,000
Debt issuance costs                                                       ---           ---       (7,724)
Principal payments of long-term debt                                  (15,000)          ---          ---
Other financing activities                                                ---            20          620
                                                                 ------------     ---------    ---------

Net cash provided by financing activities                              25,000        30,020      212,896
                                                                 ------------     ---------    ---------

Net (decrease) increase in cash and cash equivalents                   (2,295)        2,596      (13,763)

Cash and cash equivalents at beginning of period                        3,394         1,099       36,313
                                                                 ------------     ---------    ---------

Cash and cash equivalents at end of period                       $      1,099     $   3,695    $  22,550
                                                                 ============     =========    =========

     See accompanying notes to condensed consolidated financial statements.

IWO HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2002
(Unaudited)

1.  Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three and nine-month periods ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

     The condensed consolidated balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The condensed consolidated financial statements contained herein should be read in conjunction with the financial statements and notes included in the Form 10-K for IWO Holdings, Inc. for the year ended December 31, 2001, filed on March 26, 2002 with the Securities and Exchange Commission.

2.   Description of the Organization

     IWO Holdings, Inc. ("the Company") is principally engaged in the ownership and operation of wireless personal communications systems ("PCS") in the northeastern region of the United States.

     On April 1, 2002, US Unwired Inc. ("US Unwired") acquired 100% of the outstanding common stock of the Company, by issuing to the former stockholders of the Company approximately 39.0 million shares of US Unwired common stock and reserving approximately 6.9 million additional shares of US Unwired common stock for issuance upon the exercise of options and warrants that US Unwired assumed or exchanged in connection with the acquisition. The acquisition was effected pursuant to a merger of IWO Holdings, Inc. with a wholly owned subsidiary of US Unwired, Northeast Unwired, Inc. As a result of the acquisition, the Company became a wholly owned subsidiary of US Unwired. The purchase accounting effects of this acquisition have been pushed down from US Unwired to the accompanying financial statements. Accordingly, the Company has adjusted its equity as of the acquisition date to reflect the amount paid by US Unwired and allocated that amount to the assets and liabilities of the Company based on the initial estimate of their fair values. US Unwired is in the process of obtaining an independent valuation from a national valuation firm to assist in the allocation of the purchase price. The Company expects to receive the final valuation report from the independent national valuation firm before December 31, 2002. The following summarizes the US Unwired purchase consideration and the push down of this purchase consideration to the accompanying financial statements.

                                                         (In thousands)

    Consideration:
      Common stock issued                                      $389,828
      Stock options and warrants granted                         49,410
      Cash, including merger related costs                        7,019
                                                               --------
      Total purchase price                                     $446,257
                                                               ========

    Allocated to:
      Working capital                                           $ 51,994
      Restricted cash and US Treasury obligations                 28,100
      Investment securities                                        3,103
      Property and equipment                                     159,919
      Deferred financing costs and other assets                   21,768
      Long-term debt                                            (306,000)
      Deferred tax liability                                     (24,345)
      Acquired customer base                                      57,500
      Sprint affiliation agreement                               215,000
      Goodwill                                                   239,218
                                                                --------
      Total                                                     $446,257
                                                                ========

    The Company is amortizing the acquired customer base over a period of 24 months and the Sprint Affiliation agreements over the remaining life of the agreements - approximately 18 years. None of the above goodwill is expected to be tax deductible.

    As a result of the US Unwired acquisition and the application of push down accounting that resulted, the Company has adjusted the basis of its assets, liabilities and shareholders' equity to reflect fair value on the closing date of the acquisition. As a result of this new basis, our consolidated balance sheets, results of operations and cash flows for periods subsequent to April 1, 2002, the closing date of the acquisition, are not comparable to those prior to the acquisition. The statements of operations and cash flows of the Company for the three and nine months ended September 30, 2002 are each presented as two distinct periods; the three months prior to the merger ended March 31, 2002 and the six months subsequent to the merger ended September 30, 2002. Certain reclassifications have been made to our financial statements for periods prior to the acquisition in order to conform the presentation to the six-month period ended September 30, 2002.

    During the three-month period ended September 30, 2002, the Company adjusted its initial purchase price allocation by $1.5 million for reductions in certain estimates related to the overall costs of the acquisition, $8.7 million for changes in the Company's initial estimates of working capital acquired that included reductions of estimated liabilities for circuits, long distance, commissions and rebates and a $4.2 million reduction in the Company's estimated property and equipment valuation. These changes resulted in a decrease to goodwill of $6.0 million.

3.    Details of Certain Balance Sheet Accounts

      Major categories of property and equipment consisted of the following:

                                                           September 30,    December 31,
                                                                    2002            2001
                                                           -------------    ------------
                                                                   (In thousands)
    Land                                                   $         168    $        169
    Buildings and leasehold improvements                           9,149          11,680
    Facilities and equipment                                     152,807         138,923
    Furniture, fixtures and vehicles                               5,464           8,165
    Construction in progress                                      26,810          37,023
                                                           -------------    ------------
                                                                 194,398         195,960
    Less accumulated depreciation and amortization                 9,739          19,734
                                                           -------------    ------------

                                                           $     184,659    $    176,226
                                                           =============    ============

        Goodwill and other intangibles consisted of the following:

                                                                       September 30,           December 31,
                                                                       -------------
                                                                                2002                   2001
                                                                       -------------           ------------
                                                                               (In thousands)
      Goodwill                                                         $     239,218           $     50,599
      Sprint affiliation agreement                                           215,000                    ---
      Subscriber base                                                         57,500                 14,000
                                                                       -------------           ------------
                                                                             511,718                 64,599

      Less accumulated amortization                                           20,292                 11,897
                                                                       -------------           ------------

                                                                       $     491,426           $     52,702
                                                                       =============           ============

4.  Long-Term Obligations

     Long-term obligations consisted of the following:

                                                                       September 30,           December 31,
                                                                       -------------
                                                                                2002                   2001
                                                                       -------------           ------------
                                                                                    (In thousands)
     Debt outstanding under senior credit facilities:
      Bank credit facility                                             $     200,000           $    145,000
      Senior subordinated discount notes                                     136,694                152,407
                                                                       -------------           ------------

     Long-term obligations                                             $     336,694           $    297,407
                                                                       =============           ============

     Senior Subordinated Discount Notes - 14%

     In February 2001, IWO issued 160,000 units, each consisting of $1,000 principal amount of 14% Senior Notes due January 15, 2011 and one warrant to purchase 12.50025 shares of IWO's class C common stock at an exercise price of $7.00 per share. On April 1, 2002, with the acquisition of IWO by US Unwired, the warrants were converted to US Unwired warrants, and each warrant is now exercisable for 12.96401 shares of US Unwired's common stock. Interest is payable semi-annually on January 15 and July 15 of each year. The gross proceeds from the offering were $160 million. Independent Wireless One Corporation is the sole guarantor of the Senior Notes. All of IWO's restricted subsidiaries formed or acquired after the issuance of the Notes that guarantee the Company's senior credit facility will also guarantee the Notes. The Notes are not guaranteed by US Unwired Inc. or any of its subsidiaries.

     Concurrent with the closing of the Notes, a portion of the proceeds of the offering was used to purchase a portfolio of U.S. government securities that will generate sufficient proceeds to make the first six scheduled interest payments on the Senior Notes through January 2004. The account holding the investment securities and all of the securities and other items contained in the account have been pledged to the trustee for the benefit of the holders of the Notes.

     Senior Bank Credit Facility - $240 million

     Effective December 2000, Independent Wireless One Corporation, a wholly owned subsidiary of the Company, entered into an amended and restated secured bank credit facility under which it may borrow up to $240 million in the aggregate consisting of up to $70 million in revolving loans and $170 million in term loans. The senior bank credit facility matures in 2008. The term loans will be repaid in quarterly installments beginning in March 2004 and the revolver matures in March 2008. All loans under the senior bank credit facility bear interest at variable rates tied to the prime rate, the federal funds rate or LIBOR. The senior bank credit facility is secured by all of the assets of the Company and its subsidiaries. At September 30, 2002, the Company had $38.4 million available under this facility.

     The Company must comply with certain financial and operating covenants for the subordinated discount notes and the senior bank credit facility and at September 30, 2002 the Company was in compliance with these restrictive covenants.

5.   Goodwill and Other Intangible Assets - Adoption of Statement 142

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives.

     The Company adopted these new rules on accounting for goodwill and other intangible assets on January 1, 2002. During the second quarter of 2002, the Company completed the first of the required impairment tests of goodwill and indefinite lived assets as of January 1, 2002 and determined that the adoption of this provision of the new rules had no impact on the Company's financial statements. The Company intends to perform the first of the required annual impairment tests of goodwill and indefinite lived assets in the fourth quarter of 2002.

     The following information provides net loss for the three and nine-month periods ended September 30, 2001 adjusted to exclude amortization expense recognized in these periods related to goodwill.

                                              Three-month period        Nine-month period
                                             ended September 30,      ended September 30,
                                             -------------------      -------------------
                                                            2001                     2001
                                                            ----                     ----
                                                           (In thousands)
         Reported net loss                              $(18,086)                $(49,513)
         Add back:  Goodwill amortization                    668                    2,004
                                                        --------                 --------
         Adjusted net loss                              $(17,418)                $(47,509)
                                                        ========                 ========

6.   Commitments and Contingencies

     The PCS licenses that the Company operates for Sprint PCS are subject to a requirement that the Company construct network facilities that offer coverage to 25% of the population or have substantial service in each of its Basic Trading Areas ("BTAs") within five years from the grant of the licenses. As of September 30, 2002, management believes that Sprint PCS has met the requirements necessary for the licenses that the Company operates for Sprint PCS under the Sprint PCS management agreements.

     The Company uses Sprint PCS to process all PCS subscriber billings including monthly recurring charges, airtime and other charges such as interconnect fees. The Company pays various fees to Sprint PCS for new subscribers as well as recurring monthly fees for services performed for existing customers including billing and management of customer accounts. Sprint's billing for these services is based upon an estimate of the actual costs incurred by Sprint PCS to provide such services. At the end of each calendar year, Sprint PCS compares its actual costs to provide such services to remittances by the Company for estimated billings and either refunds overpayments or bills for costs in excess of the payments made. Based upon information as provided by Sprint PCS, the Company believes it has adequately provided for the above-mentioned costs in the accompanying consolidated financial statements. Additionally, Sprint PCS has contracted with national retailers that sell handsets and service to new PCS subscribers in the Company's markets. Sprint PCS pays these national retailers a new subscriber commission and provides handsets to such retailers below cost. Sprint PCS passes these costs of commissions and the handset subsidies to the Company.

     The Company periodically reviews all charges from Sprint PCS and from time to time, the Company may dispute certain of these charges. Based upon the information provided to the Company by Sprint PCS to date, the Company believes the accompanying condensed consolidated balance sheet adequately reflects its obligation to Sprint PCS for these charges.

     On July 3, 2002, the FCC issued an order, involving Sprint PCS, that PCS wireless carriers could not unilaterally impose terminating long distance access charges pursuant to FCC commission rules. This FCC order did not preclude such charges when a contractual basis existed for such. The Company has previously recognized only a portion of the terminating long distance access revenues billed by Sprint PCS and passed to the Company. The Company believes the accompanying consolidated financial statements adequately provides for any amounts that may ultimately be determined to be not collectible in connection with this matter.

7.   Income Taxes

     The Company's effective income tax rate for the interim periods presented is based on management's estimate of the Company's effective tax rate for the applicable year and differs from the federal statutory income tax rate primarily due to nondeductible permanent differences, state income taxes and changes in the valuation allowance for deferred tax assets. The Company's income or loss for tax purposes is included in the income tax return of the parent. However, the Company's income tax provision is computed on a separate basis.

8.   Condensed Consolidating Financial Information

     Independent Wireless One Leased Realty Corporation (the "Non-Guarantor"), a 100% wholly owned subsidiary of Independent Wireless One Corporation, is precluded from guaranteeing the debt of IWO Holdings, Inc. based on current agreements in effect. Independent Wireless One Corporation is not restricted from serving as a guarantor of the IWO Holdings, Inc. debt.

     Independent Wireless One Leased Realty Corporation holds all of the cell site leases and certain leases related to the retail stores and tower site leases. Operating expenses are comprised of rent expense from these leases. Independent Wireless One Leased Realty Corporation has charged Independent Wireless One Corporation a fee equal to its rent expense for use of its leased cell sites, office and retail space.

     The information which follows presents the condensed consolidating balance sheet as of September 30, 2002 and December 31, 2001 and the condensed consolidating results of operations and cash flows for the nine-month periods ended September 30, 2002 and 2001 of (a) the Parent Company, IWO Holdings, Inc., (b) the "Guarantor", Independent Wireless One Corporation, and (c) the "Non-Guarantor", Independent Wireless One Leased Realty Corporation, and includes consolidating entries and the Company on a consolidated basis.

Condensed Consolidating Balance Sheet

                                                                                September 30, 2002
                                                                                ------------------

                                                                                     Independent
                                                          IWO        Independent    Wireless One
                                                        Holdings,      Wireless     Leased Realty
                                                          Inc.         One Corp.        Corp.      Consolidating
                                                        (Parent)      (Guarantor)  (Non-guarantor)    Entries       Consolidated
                                                        --------      ----------    -------------     -------       ------------
                                                                                    (In thousands)
ASSETS:
------
Current Assets
--------------
  Cash and cash equivalents                             $      --      $   3,695      $      --      $      --         $   3,695
  Investment securities at amortized cost -
  held to maturity                                             --         33,995             --             --            33,995
  Restricted cash and US Treasury securities
  at amortized cost - held to maturity                     22,957             --             --             --            22,957
  Subscriber receivables, net                                  --         10,517             --             --            10,517
  Intercompany receivable (payable)                            --          2,807         (2,807)            --                --
  Inventory                                                    --          3,612             --             --             3,612
  Prepaid expenses and other assets                            --            559          2,861             --             3,420
                                                        ---------      ---------      ---------      ---------         ---------
  Total current assets                                     22,957         55,185             54             --            78,196
Restricted cash and US Treasury securities at
amortized cost - held to maturity                          10,028          8,000             --             --            18,028
Investment in subsidiary                                  505,210             --             --       (505,210)               --
Property and equipment, net                                    --        184,659             --             --           184,659
Goodwill and other intangible assets, net                      --        491,426             --             --           491,426
Note receivable                                                --            174             --             --               174
Other assets                                                   --         22,283             --             --            22,283
                                                        ---------      ---------      ---------      ---------         ---------
Total assets                                            $ 538,195      $ 761,727      $      54      $(505,210)        $ 794,766
                                                        =========      =========      =========      =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable                                      $      --      $  10,355      $      54      $      --         $  10,409
  Accrued expenses                                          4,667         26,321             --             --            30,988
                                                        ---------      ---------      ---------      ---------         ---------
  Total current liabilities                                 4,667         36,676             54             --            41,397
Deferred tax liability                                         --         19,841             --             --            19,841
Long-term obligations                                     136,694        200,000             --             --           336,694
                                                        ---------                                    ---------
Stockholders' equity:
  Common stock                                                  1             --             --             --                 1
  Additional paid-in capital                              446,449        543,444             --       (543,444)          446,449
  Retained deficit                                        (49,616)       (38,234)            --         38,234           (49,616)
                                                        ---------      ---------      ---------      ---------         ---------
Total stockholders' equity                                396,834        505,210             --       (505,210)          396,834
                                                        ---------      ---------      ---------      ---------         ---------

Total liabilities and stockholders' equity              $ 538,195      $ 761,727      $      54      $(505,210)        $ 794,766
                                                        =========      =========      =========      =========         =========

Condensed Consolidating Balance Sheet

                                                                            December 31, 2001
                                                                            -----------------

                                                                            Independent
                                                    IWO      Independent    Wireless One
                                                  Holdings,    Wireless     Leased Realty
                                                    Inc.       One Corp.        Corp.        Consolidating
                                                  (Parent)    (Guarantor)  (Non-guarantor)      Entries      Consolidated
                                                  --------    ----------    -------------       -------      ------------
                                                                             (In thousands)
ASSETS:
-------
Current Assets
--------------
  Cash and cash equivalents                      $     ---    $   3,394        $    ---      $      ---       $   3,394
  Investment securities at amortized cost -
  held to maturity                                     ---       56,519             ---             ---          56,519
  Restricted cash and US Treasury securities
  at amortized cost - held to maturity              33,858          ---             ---             ---          33,858
  Subscriber receivables, net                          ---       10,001             ---             ---          10,001
  Intercompany receivable                          156,464       55,979              24        (212,467)            ---
  Inventory                                            ---        4,375             ---             ---           4,375
  Prepaid expenses and other assets                    ---        5,128           1,662             ---           6,790
                                                 ---------    ---------        --------      ----------       ---------
  Total current assets                             190,322      135,396           1,686        (212,467)        114,937
Restricted cash and US Treasury securities at
amortized cost--held to maturity                    19,861        8,000             ---             ---          27,861
Investment in subsidiary                            74,492          ---             ---         (74,492)            ---
Property and equipment, net                            ---      176,226             ---             ---         176,226
Goodwill and other intangible assets, net              ---       52,702             ---             ---          52,702
Note receivable                                        ---          194             ---             ---             194
Other assets                                           ---       24,040             ---             ---          24,040
Investment securities at amortized cost--held
to maturity                                            ---       17,161             ---             ---          17,161
                                                 ---------    ---------        --------      ----------       ---------
Total assets                                     $ 284,675    $ 413,719        $  1,686      $ (286,959)      $ 413,121
                                                 =========    =========        ========      ==========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------
Current liabilities:
  Accounts payable                               $     ---    $  16,264        $    ---      $      ---       $  16,264
  Intercompany payable                              54,317      156,488           1,662        (212,467)            ---
  Accrued expenses                                  10,267       33,172              24             ---          43,463
                                                 ---------    ---------        --------      ----------       ---------
  Total current liabilities                         64,584      205,924           1,686        (212,467)         59,727
Long-term obligations                              152,407      145,000             ---             ---         297,407
                                                 ---------                                   ----------

Stockholders' equity:
  Common stock                                         377        2,750             ---          (2,750)            377
  Treasury stock at cost                              (598)         ---             ---             ---            (598)
  Additional paid-in capital                       196,002      173,303             ---        (185,000)        184,305
  Retained deficit                                (128,097)    (113,258)            ---         113,258        (128,097)
                                                 ---------    ---------        --------      ----------       ---------
Total stockholders' equity                          67,684       62,795             ---         (74,492)         55,987
                                                 ---------    ---------        --------      ----------       ---------

Total liabilities and stockholders' equity       $ 284,675    $ 413,719        $  1,686      $ (286,959)      $ 413,121
                                                 =========    =========        ========      ==========       =========

Condensed Consolidating Statement of Operations

                                                                  Three-month period ended September 30, 2002
                                                                  -------------------------------------------

                                                                                Independent
                                                       IWO       Independent    Wireless One
                                                     Holdings,    Wireless      Leased Realty
                                                       Inc.       One Corp.         Corp.        Consolidating
                                                     (Parent)    (Guarantor)   (Non-guarantor)     Entries       Consolidated
                                                    ---------    -----------   ---------------     -------       ------------
                                                                               (In thousands)
Revenues                                            $     ---     $  42,668     $  3,529         $  (3,529)       $  42,668
Operating expenses                                        ---        62,160        3,529            (3,529)          62,160
                                                    ---------     ---------     --------         ---------        ---------

Operating loss                                            ---       (19,492)         ---               ---          (19,492)

 Other income (expense), net                           (5,699)       (3,190)         ---               ---           (8,889)

 Equity in losses of wholly-owned subsidiaries        (20,800)          ---          ---            20,800              ---
                                                    ---------     ---------     --------         ---------        ---------

Loss before income tax benefit                        (26,499)      (22,682)         ---            20,800          (28,381)
Income tax benefit                                        ---         1,882          ---               ---            1,882
                                                    ---------     ---------     --------         ---------        ---------
Net loss                                            $ (26,499)    $ (20,800)    $    ---         $  20,800        $ (26,499)
                                                    =========     =========     ========         =========        =========




Condensed Consolidating Statement of Operations


                                                                  Three-month period ended September 30, 2001
                                                                  -------------------------------------------

                                                                                Independent
                                                       IWO       Independent    Wireless One
                                                     Holdings,    Wireless      Leased Realty
                                                       Inc.       One Corp.         Corp.        Consolidating
                                                     (Parent)    (Guarantor)   (Non-guarantor)     Entries       Consolidated
                                                    ---------    -----------   ---------------     -------       ------------
                                                                               (In thousands)
Revenues                                            $     ---     $  32,532     $  2,483         $  (2,483)       $  32,532
Operating expenses                                        ---        44,796        2,483            (2,483)          44,796
                                                    ---------     ---------     --------         ---------        ---------

Operating loss                                            ---       (12,264)         ---               ---          (12,264)

Other income (expense), net                            (4,088)       (1,734)         ---               ---           (5,822)

Equity in losses of wholly-owned subsidiaries         (13,998)          ---          ---            13,998              ---
                                                    ---------     ---------     --------         ---------        ---------

Net loss                                            $ (18,086)    $ (13,998)    $    ---         $  13,998        $ (18,086)
                                                    =========     =========     ========         =========        =========

Condensed Consolidating Statement of Operations

                                        January 1, 2002 through March 31, 2002
                                        --------------------------------------

                                                                             Independent
                                                     IWO     Independent    Wireless One
                                                  Holdings,    Wireless     Leased Realty
                                                    Inc.      One Corp.         Corp.       Consolidating
                                                  (Parent)   (Guarantor)   (Non-guarantor)     Entries       Consolidated
                                                  --------   -----------   ---------------     -------       ------------
                                                                            (In thousands)
Revenues                                         $      ---  $    35,536   $         3,092  $      (3,092)   $     35,536
Operating expenses                                      ---       55,724             3,092         (3,092)         55,724
                                                 ----------  -----------   ---------------  -------------    ------------

Operating loss                                          ---      (20,188)              ---            ---         (20,188)

Other income (expense), net                          (4,613)      (2,035)              ---            ---          (6,648)

 Equity in losses of subsidiaries                   (22,223)         ---              ----         22,223             ---
                                                 ----------  -----------   ---------------  -------------    ------------

Loss before income tax benefit                      (26,836)     (22,223)              ---         22,223         (26,836)
Income tax benefit                                      ---          ---              ----            ---             ---
                                                 ----------  -----------   ---------------  -------------    ------------
Net loss                                         $  (26,836) $   (22,223)  $           ---  $      22,223    $    (26,836)
                                                 ==========  ===========   ===============  =============    ============

Condensed Consolidating Statement Operations

                                        April 1, 2002 through September 30, 2002
                                        ----------------------------------------

                                                                             Independent
                                                    IWO      Independent    Wireless One
                                                 Holdings,    Wireless      Leased Realty
                                                    Inc.      One Corp.         Corp.       Consolidating
                                                  (Parent)   (Guarantor)   (Non-guarantor)     Entries       Consolidated
                                                 ----------  -----------   ---------------  -------------    ------------
                                                                             (In thousands)
Revenues                                         $      ---  $    82,244   $         6,744  $      (6,744)   $     82,244
Operating expenses                                      ---      119,014             6,744         (6,744)        119,014
                                                 ----------  -----------   ---------------  -------------    ------------

Operating loss                                          ---      (36,770)              ---            ---         (36,770)

Other income (expense), net                         (11,382)      (5,968)              ---            ---         (17,350)

 Equity in losses of subsidiaries                   (38,234)         ---               ---         38,234             ---
                                                 ----------  -----------   ---------------  --------------   ------------

Net loss before income tax benefit                  (49,616)     (42,738)              ---         38,234         (54,120)
Income tax benefit                                      ---        4,504               ---            ---           4,504
                                                 ----------  -----------   ---------------  -------------    ------------
Net loss                                         $  (49,616) $   (38,234)  $           ---  $      38,234    $    (49,616)
                                                 ==========  ===========   ===============  =============    ============

Condensed Consolidating Statement of Operations

                                                                        Nine-month period ended September 30, 2001
                                                                        ------------------------------------------

                                                                                     Independent
                                                          IWO       Independent     Wireless One
                                                       Holdings,     Wireless       Leased Realty
                                                         Inc.        One Corp.          Corp.        Consolidating
                                                       (Parent)     (Guarantor)    (Non-guarantor)      Entries      Consolidated
                                                       --------     ----------      --------------      -------      ------------
                                                                                     (In thousands)
Revenues                                                $    ---     $  77,745             $  6,045      $  (6,045)     $  77,745
Operating expenses                                           ---       111,247                6,045         (6,045)       111,247
                                                        --------     ---------             --------      ---------      ---------

Operating loss                                               ---       (33,502)                 ---            ---        (33,502)

Other income (expense), net                              (10,680)       (5,331)                 ---            ---        (16,011)

Equity in losses of subsidiaries                         (38,833)          ---                  ---         38,833            ---
                                                        --------     ---------             --------      ---------      ---------

            Net loss                                    $(49,513)    $ (38,833)            $    ---      $  38,833      $ (49,513)
                                                        ========     =========             ========      =========      =========





Condensed Consolidating Statement of Cash Flows

                                              January 1, 2002 through March 31, 2002
                                              --------------------------------------

                                                                                     Independent
                                                          IWO       Independent     Wireless One
                                                       Holdings,     Wireless       Leased Realty
                                                         Inc.        One Corp.          Corp.        Consolidating
                                                       (Parent)     (Guarantor)    (Non-guarantor)      Entries      Consolidated
                                                       --------     ----------     ---------------      -------      ------------
                                                                                     (In thousands)
Cash flows from operating activities:
-------------------------------------
Net cash provided by (used in) operating activities     $(10,717)    $  (4,151)            $    ---      $     ---      $ (14,868)
Cash flows from investing activities:
-------------------------------------
   Release of restricted cash and U.S. Treasury
     securities                                           10,717           ---                  ---            ---         10,717
   Payments for the purchase of equipment                    ---       (29,144)                 ---            ---        (29,144)
   Maturities of marketable securities                       ---         6,000                  ---            ---          6,000
                                                        --------     ---------             --------      ---------      ---------
Net cash provided by (used in) investing activities       10,717       (23,144)                 ---            ---        (12,427)

Cash flows from financing activities:
-------------------------------------
   Proceeds from long-term debt                              ---        40,000                  ---            ---         40,000
   Principal payments of long-term debt                      ---       (15,000)                 ---            ---        (15,000)
                                                        --------     ---------             --------      ---------      ---------
Net cash provided by (used in) financing activities          ---        25,000                  ---            ---         25,000
                                                        --------     ---------             --------      ---------      ---------

Net decrease in cash and cash equivalents                    ---        (2,295)                 ---            ---         (2,295)
Cash and cash equivalents at beginning of period             ---         3,394                  ---            ---          3,394
                                                        --------     ---------             --------      ---------      ---------
Cash and cash equivalents at end of period              $    ---     $   1,099             $    ---      $     ---      $   1,099
                                                        ========     =========             ========      =========      =========

Condensed Consolidating Statement of Cash Flows

                                           April 1, 2002 through September 30, 2002
                                           ----------------------------------------

                                                                                 Independent
                                                        IWO      Independent     Wireless One
                                                     Holdings,     Wireless     Leased Realty
                                                       Inc.       One Corp.         Corp.       Consolidating
                                                     (Parent)    (Guarantor)   (Non-guarantor)     Entries      Consolidated
                                                     --------    ----------     -------------      -------      ------------
Cash flows from operating activities:                                           (In thousands)
-------------------------------------
Net cash provided by (used in) operating
     activities                                     $ (10,682)    $ (19,854)       $      ---      $      ---      $ (30,536)
Cash flows from investing activities:
-------------------------------------
   Release of restricted cash and U.S. Treasury
     securities                                        10,682           ---               ---             ---         10,682
   Payments for the purchase of equipment                 ---       (40,737)              ---             ---        (40,737)
   Maturities of marketable securities                    ---        33,167               ---             ---         33,167
                                                    ---------     ---------         ---------      ----------      ---------
Net cash provided by (used in) investing
     activities                                        10,682        (7,570)              ---             ---          3,112

Cash flows from financing activities:
------------------------------------
   Proceeds from long-term debt                           ---        30,000               ---             ---         30,000
   Proceeds from promissory notes                         ---            20               ---             ---             20
                                                    ---------     ---------        ----------      ----------      ---------
Net cash provided by (used in) financing
     activities                                           ---        30,020               ---             ---         30,020
                                                    ---------     ---------        ----------      ----------      ---------

Net increase in cash and cash equivalents                 ---         2,596               ---             ---          2,596
Cash and cash equivalents at beginning of period          ---         1,099               ---             ---          1,099
                                                    ---------     ---------        ----------      ----------      ---------
Cash and cash equivalents at end of period          $     ---     $   3,695        $      ---      $      ---      $   3,695
                                                    =========     =========        ==========      ==========      =========

Condensed Consolidating Statement of Cash Flows

                                                                  Nine-month period ended September 30, 2001
                                                                  ------------------------------------------

                                                                                 Independent
                                                        IWO      Independent     Wireless One
                                                     Holdings,     Wireless     Leased Realty
                                                       Inc.       One Corp.         Corp.       Consolidating
                                                     (Parent)    (Guarantor)   (Non-guarantor)     Entries      Consolidated
                                                     --------    ----------     -------------      -------      ------------
Cash flows from operating activities:                                            (In thousands)
-------------------------------------
Net cash provided by (used in) operating
     activities                                     $(107,167)    $  75,002        $      ---      $      ---      $ (32,165)
Cash flows from investing activities:
-------------------------------------
   Release of restricted cash and U.S. Treasury
     securities                                       (53,057)          ---               ---             ---        (53,057)
   Payments for the purchase of equipment                 ---       (64,188)              ---             ---        (64,188)
   Maturities of marketable securities                    ---        28,079               ---             ---         28,079
   Purchase of marketable securities                      ---      (105,328)              ---             ---       (105,328)
                                                    ---------     ---------        ----------      ----------      ---------
Net cash provided by (used in) investing
     activities                                       (53,057)     (141,437)              ---             ---       (194,494)

Cash flows from financing activities:
------------------------------------
   Proceeds from long-term debt                       160,000        60,000               ---             ---        220,000
   Debt issuance costs                                    ---        (7,724)              ---             ---         (7,724)
   Other financing activities                             224           396               ---             ---            620
                                                    ---------     ---------        ----------      ----------      ---------
Net cash provided by (used in) financing
     activities                                       160,224        52,672               ---             ---        212,896
                                                    ---------     ---------        ----------      ----------      ---------

Net decrease in cash and cash equivalents                 ---       (13,763)              ---             ---        (13,763)
Cash and cash equivalents at beginning of period          ---        36,313               ---             ---         36,313
                                                    ---------     ---------        ----------      ----------      ---------
Cash and cash equivalents at end of period          $     ---     $  22,550        $      ---      $      ---      $  22,550
                                                    =========     =========        ==========      ==========      =========

9.   Subsequent Events

Under the Company's agreements with Sprint PCS, Sprint PCS can change the current fee ("Travel Rate") that the Company receives and pays for each Sprint PCS travel minute after December 31, 2002. The Company has received notice from Sprint PCS that the reciprocal Travel Rate will change $0.10 per minute in 2002 to $0.058 per minute in 2003. Currently the fees that the Company receives from Sprint PCS for Sprint PCS's customers using the Company's networks exceed those that the Company pays to Sprint PCS for the Company's customers using Sprint PCS's network. The change in Travel Rate will likely decrease the Company's revenues, expenses and the Company's net travel position, which is the difference between travel revenue and travel expense and will likely increase the Company's net loss and decrease cash flow from operations.